UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC
(Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2025, following the approval by the board of directors (the “Board”) of Sonim Technologies, Inc. (the “Company”), the Company entered a limited duration stockholder rights agreement, dated as of April 21, 2025 (the “Rights Agreement”), by and between the Company and Equiniti Trust Company, LLC, as Rights Agent.

In connection with the Right Agreement, the Company declared a dividend of one right (“Right”) to purchase one-thousandth of one share of the Company’s newly designated Series A Junior Participating Preferred Stock, par value $0.001 per share (each, a “Preferred Share” and collectively, the “Preferred Shares”), for each outstanding share of the Company’s common stock, par value $0.001 per share, (the “Common Stock”) to the stockholders of record as of the close of business on May 2, 2025 (the “Record Date”). The Rights Agent currently serves as the Company’s transfer agent with respect to the Common Stock and also has been appointed transfer agent with respect to the Preferred Shares, if any, that may be issued pursuant to the exercise of rights under the Rights Agreement. The Rights will expire on April 21, 2026 (the “Final Expiration Date”), unless the rights are earlier redeemed or exchanged by the Company. The Company does not have any obligation to seek stockholder approval for the Rights Agreement.

In general terms, the Rights Agreement imposes a significant penalty upon any person or group that acquires beneficial ownership of 15.5% (or, in the case of passive institutional investors, an amount that would be above the “Passive Investor Limitation” defined as “less than 20%”) or more of the outstanding shares of Common Stock without the approval of the Board. The Rights Agreement was adopted (i) in connection with the ongoing process of the evaluation of the Company’s strategic alternatives by the special committee of the Board consisting of independent directors (the “Special Committee”) formed in response to an unsolicited non-binding acquisition proposal from Orbic North America, LLC (“Orbic”) to consummate a change in control transaction (together with Orbic’s subsequent proposal to purchase outstanding shares of Common Stock for cash consideration of $4.00 per share, the “Orbic Proposal”) and (ii) in response to Orbic forming a Section 13 group with our major stockholder and rapid accumulation of the voting power. The Rights Agreement is intended to enable all stockholders to realize the full value of their investment in the Company and afford the Special Committee adequate time to consider any further strategic proposals. The Rights Agreement will reduce the likelihood that any entity, person, or group gains control of the Company through open market accumulation without paying all stockholders an appropriate control premium or without providing the Special Committee sufficient time to make informed judgments and take actions that are in the best interests of all stockholders. The Rights Agreement does not prevent the Special Committee from engaging with parties or accepting an acquisition proposal, including from Orbic, if the Special Committee believes that it is in the best interests of the Company and all of its stockholders.

A summary of the terms of the Rights Agreement follows:

The Rights

The Rights will not be exercisable and will trade with shares of the Common Stock until the earlier to occur of (a) the tenth calendar day (or such later date as may be determined by the Board) after a person or group acquires beneficial ownership of 15.5% (Passive Investor Limitation in the case of passive investors filing Schedule 13G) or more of our outstanding Common Stock (an “Acquiring Person”) or (b) the tenth business day (or such later date as may be determined by action of the Board prior to such time as any person or entity becomes an Acquiring Person) following the date of commencement of, or the first announcement of, an intention to commence, a tender offer or exchange offer, the consummation of which would result in any person or entity or group of persons or entities acting in concert becoming an Acquiring Person. The term “Acquiring Person” is subject to certain customary exceptions whereby certain stockholders that would have otherwise been an Acquiring Person are excluded from the definition of “Acquiring Person.” Any stockholders with beneficial ownership of Common Stock above the applicable threshold as of the time of this announcement are grandfathered at their current ownership levels but are not permitted to increase their ownership without triggering the Rights. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

The date when the Rights separate from Common Stock and become exercisable is referred to herein as the “Distribution Date.” Until that date, Common Stock notations in the book-entry account system will evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of Rights. After the Distribution Date, the Rights will be evidenced by separate book-entry credits. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Purchase Price

After the Distribution Date, each Right will entitle the holder to purchase one-thousandth of a Preferred Share for $4.00, subject to adjustment (the “Purchase Price”). Each one-thousandth of a Preferred Share has economic terms similar to that of one share of Common Stock. The Purchase Price payable, and the number of Preferred Shares or other securities or other property issuable upon exercise of the Rights will be subject to adjustment from time to time to prevent dilution in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares. The exercise of Rights to purchase Preferred Shares will at all times be subject to the availability of a sufficient number of authorized but unissued Preferred Shares. Notwithstanding the foregoing, with certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-thousandth of a Preferred Share issuable upon the exercise of one Right, which may, at the Company’s election, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

Beneficial Ownership

Certain synthetic interests in securities created by derivative positions—whether or not such interests are considered to be ownership of underlying shares of Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)—are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. In addition, shares held by affiliates and associates of an Acquiring Person, including shares that are subject of, or the reference securities for, or that underline, any derivative position of such persons, will be deemed to be beneficially owned by the Acquiring Person. Further, any securities beneficially owned by a third party with whom the Acquiring Person has any agreement, arrangement or understanding (whether or not in writing) (i) for the purpose of acquiring, holding or voting securities of the Company or (ii) to cooperate in obtaining, changing or influencing control of the Company, will be deemed to be beneficially owned by the Acquiring Person.

Consequences of a Person or Group Becoming an Acquiring Person

●	Flip-In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person or its affiliates may, for the Purchase Price, purchase shares of Company Common Stock with a market value of twice the Purchase Price.

●	Exchange. In lieu of the “flip-in” feature described above, the Board may, at its option at any time after a person or group becomes an Acquiring Person, exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, for shares of Common Stock at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

●	Flip-Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person or its affiliates may purchase, for the Purchase Price, a number of shares of Common Stock of the person engaging in the transaction having a market value of twice the Purchase Price.

Company Preferred Share Provisions

Each Preferred Share, if issued:

●	will not be redeemable;

●	when, as and if any dividend is declared on Common Stock, entitle the holder to quarterly dividend payments in an amount per share equal to 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding quarterly dividend payment date;

●	will entitle the holder upon liquidation to receive a preferential liquidation payment of the greater of (a) $1,000 per Preferred Share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment and (b) an aggregate amount per Preferred Share equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Stock plus an amount equal to any accrued and unpaid dividends on such Preferred Shares;

●	will have the same voting power as 1,000 shares of Common Stock;

●	if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle the holder to a per share payment equal to the payment made on 1,000 shares of Common Stock; and

●	the Preferred Shares would rank junior to any other series of the Company’s preferred stock in the event such other preferred stock is issued by the Company, unless the terms of any such series provide otherwise.

The value of one one-thousandth interest in a Preferred Share is intended to approximate the value of one share of Common Stock.

Expiration

The Rights will expire on the Final Expiration Date, unless the Rights are earlier redeemed or exchanged by the Company.

Redemption

The Board may redeem the Rights for $0.001 per Right at any time prior to the earlier of (a) such time as any person or group becomes an Acquiring Person or (b) the close of business on the Final Expiration Date. Following the expiration of the above periods, the Rights become nonredeemable. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company effects a stock split or stock dividend of Common Stock.

Anti-Dilution Provisions

Rights will have the benefit of certain customary anti-dilution provisions.

Amendments

The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.

Miscellaneous

The Rights Agreement does not contain any dead-hand, slow-hand, no-hand or similar feature that limits the ability of a future Board to redeem the Rights. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The summary of the Rights Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein. The summary of the rights and preferences of the holders of Preferred Shares set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock (the “Certificate of Designation”), which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2025, to promote retention and to incentivize employees’ efforts, the compensation committee of the Board approved the acceleration of vesting of previously granted restricted stock units (“RSUs”). The entirety of RSUs vested as of April 17, 2025. The accelerated vesting affected 81 grant recipients, including the Company’s named executive officers, as set forth in the table below.

Name	Position	RSUs accelerated
Charles Becher	Chief Commercial Officer and General Manager of North America	70,671
Peter Liu	Chief Executive Officer	63,604
Clay Crolius	Chief Financial Officer	33,922

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 above is incorporated herein by reference. The Certificate of Designation has been filed with the Delaware Secretary of State and is expected to have an effective date of April 21, 2025.

In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board approved the Certificate of Designation establishing the Preferred Shares and the rights, preferences, and privileges thereof.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Certificate of Designation of Rights, Preferences and Privileges of Series A Junior Participating Preferred Stock filed with the Secretary of State of the State of Delaware on April 21, 2025

4.1	Rights Agreement, dated as of April 21, 2025, by and between Sonim Technologies Inc. and Equiniti Trust Company, LLC, which includes the form Certificate of Designation as Exhibit A, the form of Right Certificate as Exhibit B, and the Summary of Rights to Purchase Preferred Shares as Exhibit C

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: April 21, 2025	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer